Exhibit 99.1

Flotek Industries	ProFrac Holding Corp.
5775 N. Sam Houston Pkwy W., Suite 400	333 Shops Boulevard, Suite 301
Houston, Texas 77086	Willow Park, Texas 76087
(713)-849-9911	(254)-776-3722
www.flotekind.com	www.pfholdingscorp.com

Flotek Acquires Innovative Mobile Power Generation Assets and Secures Multi-Year Lease Providing $160 Million Revenue Backlog and Immediate Earnings Accretion

HOUSTON, April 28, 2025 -

Flotek Industries, Inc. (“Flotek”) (NYSE: FTK) and ProFrac Holding Corp. (NASDAQ: ACDC) (“ProFrac”) today jointly announced Flotek’s acquisition of power generation assets and related intellectual property (the “Acquired Assets”) from ProFrac GDM, LLC (“ProFrac GDM”), a subsidiary of ProFrac, for $105 million. Flotek concurrently entered into an agreement for a six-year dry lease of the Acquired Assets with ProFrac GDM (the “Lease Agreement”).

The Acquired Assets include digitally enhanced mobile natural gas conditioning and distribution units providing real-time gas monitoring and dual fuel optimization for remote, behind-the-meter power generation with applications across multiple markets. With this acquisition, Flotek offers a turnkey solution, leveraging its real-time measurement technology to treat and optimize fuels used in remote power generation applications. The Lease Agreement provides for fixed rates during the first five years, and prevailing market rates during the sixth year. Twenty-two assets will be placed into rental service immediately and 8 additional units are expected to be added throughout the second half of 2025.

Ryan Ezell, Flotek’s Chief Executive Officer, said, “We are pleased to announce these transformative agreements, providing us with an entry point to the rapidly growing mobile power generation sector. Our innovative, real-time measurement technologies are integrated into the Acquired Assets, safeguarding critical power generation fleets and measuring fuels for custody transfer. Importantly, we believe these transactions provide stable cash flow attributable to our high-growth Data Analytics segment and will be accretive to our shareholders while honoring our commitment to maintaining a low leverage profile.”

“These transactions represent an evolutionary step forward in our business relationship with Flotek,” said Matt Wilks, Executive Chairman of ProFrac. “By leveraging cutting-edge intellectual property, these asset integrity management solutions provide industry-leading gas quality assurance capabilities to customers while providing a platform for future growth as we partner with Flotek to explore applications of this technology across other industry verticals. Importantly, these transactions strengthen our financial flexibility and our ability to optimally manage our purchase obligations under the Chemicals Supply Agreement in place with Flotek.”

Highlights:

•

Expansion of Data Analytics Segment into Mobile Power Generation: The acquisition leverages Flotek’s proprietary technology to provide a turnkey solution for not only the oil and gas sector but also for diversified end-markets utilizing behind-the-meter power generation solutions, consistent with Flotek’s “Measure More” strategy.

•

Rapid Growth of Data Analytics Segment: The Lease Agreement is expected to deliver approximately $14 million in high-margin rental revenue to Flotek during 2025, representing a 60% increase in segment revenue, as compared to 2024. Beginning in 2026, annual revenue under the Lease Agreement is expected to total $27.4 million, generating segment operating income estimated to exceed Flotek’s total adjusted EBITDA(1) in 2024.

•

Sales Growth Opportunity: The acquisition and expansion into remote power generation provides a scalable platform to offer new products and services to additional customers in this fast-growing market.

Financing Overview

Consideration for the transactions totals $105 million comprised of the following (and as described more fully in Flotek’s April 28, 2025 Form 8-K filing with the Securities and Exchange Commission):

•	$17.6 million funded by offsetting $17.6 million from the 2024 order shortfall payments (the “OSP”) due from ProFrac Services, LLC;

•

$40.2 million of equity, issued to ProFrac in the form of a warrant to purchase 6 million Flotek shares, valued on a 10-day volume weighted average price of the company’s stock as of close of market on April 16, 2025. Flotek plans to have a special shareholder meeting to approve the issuance of the shares to convert the warrant before the end of July 2025;

•	$40 million secured promissory note with a five-year term, bearing interest at an annual rate of 10%; and

•	The balance of the consideration will be satisfied by offsetting future potential OSP against the purchase price.

The transactions were approved by a Special Committee of the Board of Directors of Flotek consisting solely of independent directors. Lazard acted as exclusive financial advisor and King & Spalding acted as exclusive legal advisor to the Special Committee. Piper Sandler acted as exclusive financial advisor and Brown Rudnick acted as exclusive legal advisor to ProFrac.

(1)

A non-GAAP financial measure. See Flotek’s reconciliation of this metric to the most comparable GAAP measure in Flotek’s Current Report on Form 8-K with respect to Flotek’s full year 2024 earnings announcement, filed with the Securities and Exchange Commission on March 10, 2025.

Conference Call Details

Flotek plans to discuss the transactions in more detail in connection with its earnings conference call on Wednesday, May 7, 2025, at 9:00 a.m. CST (10:00 a.m. EST).

Participants may access the call through Flotek’s website at www.flotekind.com under “News and Events” within the Investor Relations section, by telephone toll free at 1-800-836-8184 (international toll: 1-646-357-8785), or by using the following link to access the audience view of the webcast at https://app.webinar.net/KGZnYV43MXw approximately five minutes prior to the start of the call. Following the conclusion of the conference call, a recording of the call will be available on Flotek’s website.

About Flotek Industries, Inc.

Flotek Industries, Inc. is a leading chemistry and data technology company focused on servicing the Energy industry. The company’s top tier technologies leverage real-time data to deliver innovative solutions to maximize customer returns. Flotek has an intellectual property portfolio of over 130 patents, 20+ years of field and laboratory data, and a global presence in more than 59 countries.

Flotek has established collaborative partnerships focused on sustainable and optimized chemistry and data solutions, aiming to reduce the environmental impact of energy on land, air, water and people.

Flotek is based in Houston, Texas and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.” For additional information, please visit www.flotekind.com.

About ProFrac Holding Corp.

ProFrac Holding Corp. is a technology-focused, vertically integrated and innovation-driven energy services holding company providing hydraulic fracturing, proppant production, related completion services and complementary products and services to leading upstream oil and natural gas companies engaged in the exploration and production (“E&P”) of North American unconventional oil and natural gas resources. ProFrac operates through three business segments: Stimulation Services, Proppant Production and Manufacturing, in addition to Other Business Activities. For more information, please visit ProFrac’s website at www.PFHoldingsCorp.com.

Forward-Looking Statements

Certain statements set forth in this press release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). These forward-looking statements include, without limitation, statements regarding Flotek’s and ProFrac’s business, financial condition, results of operations and prospects, as well as statements regarding expected timing and anticipated benefits of the transactions described herein to each Flotek and ProFrac. Words such as will, continue, expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release. Although forward-looking statements in this press release reflect the good faith judgment of the companies’ management, such statements can only be based on facts and factors currently known to such management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Such risks include, without limitation, risks relating to each Flotek and ProFrac achieving the anticipated benefits of the transactions described herein. Further information about the risks and uncertainties that may impact Flotek and/or ProFrac are set forth in their respective most recent filings with the Securities and Exchange Commission on Form 10-K

(including, without limitation, in the “Risk Factors” section thereof), and in Flotek’s and/or ProFrac’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Flotek and ProFrac neither jointly nor individually undertake any obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this press release.

Flotek Investor Contact:

Mike Critelli

Director of Finance & Investor Relations

E: ir@flotekind.com

ProFrac Investor Contact:

Michael Messina

Director of Finance

E: investors@pfholdingscorp.com